Exhibit 99.1

Liberty Media Acquisition Corporation Announces Pricing of $500,000,000 Initial Public Offering

ENGLEWOOD, Colo.--(BUSINESS WIRE)--On January 21, 2021, Liberty Media Acquisition Corporation (“LMAC”), a newly formed special purpose acquisition company and an indirect subsidiary of Liberty Media Corporation (“Liberty”), announced the pricing of its initial public offering of 50,000,000 units at a price of $10.00 per unit. The units are expected to be listed on the Nasdaq Stock Exchange (“Nasdaq”) and trade under the ticker symbol “LMACU” beginning January 22, 2021. Each unit consists of one share of Series A common stock and one-fifth of one redeemable warrant. Each whole warrant may be exercised for one share of Series A common stock at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin separate trading, the shares of Series A common stock and warrants are expected to be listed on the Nasdaq under the symbols “LMACA” and “LMACW,” respectively.

LMAC intends to search for a target in the media, digital media, music, entertainment, communications, telecommunications and technology industries. LMAC's management team is led by Greg Maffei and includes other members of Liberty’s current management team. Liberty operates and owns interests in a broad range of media, communications and entertainment businesses. Liberty’s ownership interest in LMAC will be attributed to the Formula One Group tracking stock.

Citigroup, Morgan Stanley, Credit Suisse and Goldman Sachs & Co. LLC are acting as joint book-running managers for the offering. When available, copies of the prospectus related to the initial offering by LMAC may be obtained for free by visiting Edgar on the website of the Securities and Exchange Commission (“SEC”) at www.sec.gov or from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146, Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, Second Floor, New York, NY 10014, Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, Telephone: 1-800-221-1037, Email: usa.prospectus@credit-suisse.com or Goldman, Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Prospectus Department, by calling (866) 471-2526 or by emailing prospectus-ny@ny.email.gs.com.

A registration statement on Form S-1 relating to the securities of LMAC has been filed with, and declared effective by, the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed initial public offering of LMAC, including the terms thereof and the use of proceeds therefrom and the listing of LMAC’s securities with Nasdaq. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward-looking statements speak only as of the date of this press release, and LMAC expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the expectations of LMAC with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the Company’s offering filed with the SEC and the preliminary prospectus included therein.

About Liberty Media Acquisition Corporation

Liberty Media Acquisition Corporation (“LMAC”) is a newly incorporated blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. LMAC intends to search for a target in the media, digital media, music, entertainment, communications, telecommunications and technology industries. LMAC is an indirect subsidiary of Liberty Media Corporation, attributed to the Formula One Group tracking stock (NASDAQ: FWONA, FWONK).

Liberty Media Acquisition Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Media Acquisition Corporation

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